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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                            Pacific Biometrics, Inc.
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             (Exact name of registrant as specified in its charter)



               Delaware                                       93-1211114
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(State of incorporation or organization)                 (I.R.S. Employer
                                                          Identification No.)



1370 Reynolds Avenue, Irvine, California                        92614
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(Address of principal executive offices)                      (zip code)


Securities to be registered pursuant to Section 12(b) of the Act:     None



Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock, Par Value $.01 per share
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                                (Title of class)


       Redeemable Common Stock Purchase Warrants to purchase Common Stock
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                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be
        Registered.

      Reference is made to the description of the Registrant's common stock, par value $.01 per share (the "Common Stock") and redeemable Warrants (the "Warrants"), under the caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 6, 1996, as amended on October 11, 1996, Registration Number 333-11551 (the "Registration Statement"), a copy of which is attached hereto as Exhibit 1.1 and is also incorporated herein by reference.

Item 2. Exhibits.

     1.1 Registration Statement on Form SB-2 (Registration Number 333-11551) filed September 6, 1996; and Pre-Effective Amendment No. 1 thereto filed October 11, 1996.

     1.2 Specimen Certificate evidencing shares of Common Stock (Exhibit 4.1 to the Registration Statement).

     1.3 Specimen Certificate evidencing Warrants (Exhibit 4.2 to the Registration Statement).

     2.1 Certificate of Incorporation of the Registrant (Exhibit 3.1 to the Registration Statement).

     2.2  By-Laws of the Registrant (Exhibit 3.2 to the Registration Statement).

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                                    SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                               Pacific Biometrics, Inc.
                                               -----------------------------


Date:          October 9, 1996                 By:     s/Paul G. Kanan
      -----------------------------------          -------------------------
                                                   Name:  Paul G. Kanan
                                                   Title: President